                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                             J. RAY McDERMOTT, S.A.
             (Exact name of registrant as specified in its charter)



   Republic of Panama                     72-1278896
   ------------------------------         --------------------------------------
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
   of incorporation or organization)


   1450 Poydras Street          New Orleans, Louisiana     70112
   --------------------------------------------------------------------------
   (Address of principal executive offices)              (Zip Code)


                            J. Ray McDermott, S.A.
                        Nonemployee Director Stock Plan
                -----------------------------------------------
                           (Full title of the plan)

                             LAWRENCE R. PURTELL,
                    Senior Vice President, General Counsel
                            and Corporate Secretary
                             1450 Poydras Street,
                                P.O. Box 61829
                       New Orleans, Louisiana 70161-1829
                    (Name and address of agent for service)

                                 (504) 587-5300
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

================================================================================
                                   Proposed      Proposed
                          Amount   maximum       maximum         Amount of
Title of securities to             offering      aggregate       registration
be                                 price         offering price  fee
registered                         per share/1/
- --------------------------------------------------------------------------------
Common Stock ($.01 par
 value).................  100,000  $23.875        $2,387,500     $823

================================================================================

/1/ The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on June 15, 1995.

                                     Part I
                                     ------

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     This Registration Statement relates to the registration of 100,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of J. Ray McDermott, S.A. (the "Registrant") reserved for issuance under the Registrant's Nonemployee Director Stock Plan. The documents containing the information required by Item 1 of Form S-8 and the statement of availability of Registrant information and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the 1933 Act.


Item 2.  Registrant Information and Employee Plan Annual Information

     See response to Item 1 above.

                                    Part II
                                    -------

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") (Commission File No. 1-13570) are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 filed with the Commission on or about June 19, 1995.

     (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the 1934 Act, declared effective as of January 26, 1995.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective filing date of each such document.


Item 4.  Description of Securities

     Not Applicable


Item 5.  Interest of Named Experts and Counsel

     Not Applicable


Item 6.  Indemnification of Directors and Officers

     Article VII of the By-laws of the Registrant provides for the indemnification of officers and directors as follows:

                                  Article VII

                                Indemnification
                                ---------------

     SECTION 1. Each person (and the heirs, executors and administrators of such person) who is or was a director or officer of the Corporation and any other person designated in a resolution of the Board of Directors, shall in accordance with Section 2 of this Article VII be indemnified by the Corporation against any and all liability and reasonable expense that may be paid or incurred by him in connection with or resulting from any actual or threatened claim, action, suit or proceeding (whether brought by or in the right of the Corporation or otherwise), civil, criminal, administrative or investigative, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director or officer of the Corporation or otherwise acting for or on behalf of the Corporation or, if he shall be serving or shall have served in such capacity at the request of the Corporation, a director, officer, employee or agent of another corporation or any partnership, joint venture, trust or other entity whether or not he continues to be such at the time such liability or expense shall have been paid or incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and in addition, in criminal actions or proceedings, had not reasonable cause to believe that his conduct was unlawful. As used in this
Article VII, the terms, "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, such director or officer. The termination of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, or investigative, by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere,
                                                                ---- ----------
or its equivalent, shall not create a presumption that such director or officer did not meet the standards of conduct set forth in this Section 1.

     SECTION 2. Every such director, officer or other person shall be entitled to indemnification under Section 1 of this Article VII with respect to any claim, action, suit or proceeding of the character described in such Section 1 in which he may become in any way involved as set forth in such Section 1, if
(i) he has been wholly successfully [SIC] on the merits or otherwise in respect thereof, or (ii) the Board of Directors acting by a majority vote of a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit or proceeding, finds that such director or officer has met the standards of conduct set forth in such
Section 1 with respect thereto, or (iii) a court determines that he has met such standards with respect thereto, or (iv) independent legal counsel (who may be the regular counsel of the Corporation) deliver to the Corporation their written advice that, in their opinion, he has met such standards with respect thereto.

     SECTION 3. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article VII may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this
Article VII in which case no such repayment shall be required.

     SECTION 4. The rights of indemnification under this Article VII shall be in addition to any rights to which any such director or officer or any other person may otherwise be entitled by contract or as a matter of law.


Item 7.  Exemption from Registration Claimed

     Not Applicable


Item 8.  Exhibits

     Exhibit No.    Description
     -----------    -----------
         5          Opinion of Durling & Durling re legality of Registrant's
                    Common Stock

        23.1        Consent of Durling & Durling

                    (included in Exhibit 5)

        23.2        Consent of Ernst & Young LLP, independent auditors

        24 Power of Attorney (included as part of the signature page of this Registration Statement)


Item 9.  Undertakings

          (a)  the undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (b) The undersigned Registrant hereby undertakes:

     (1) That, for the purpose of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on June 19, 1995.

                    J. RAY McDERMOTT, S.A.


                    By:  /s/ R. E. HOWSON
                         --------------------------------------------------
                         R. E. HOWSON
                         Chairman of the Board, Chief Executive Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Lawrence R. Purtell and John S. Tsai, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature          Title                          Date
       ---------          -----                          ----


/s/ R. E. HOWSON          Chairman of the Board,         June 19, 1995
- ------------------------   Chief Executive Officer
R. E. HOWSON               and Director (Principal
                           Executive Officer)




                          Vice Chairman of the Board
- ------------------------   and Director
F. C. WADE

/s/ J. J. WILDASIN         President, Chief Operating     June 19, 1995
- ------------------------    Officer and Director
J. J. WILDASIN



/s/ R. R. FOREMAN          Executive Vice President       June 19, 1995
- -------------------------   and Chief Financial Officer
R. R. FOREMAN               (Principal Financial and
                            Principal Accounting Officer)



/s/ J. F. BOOKOUT          Director                       June 19, 1995
- ------------------------
J. F. BOOKOUT



/s/ B. A. HATTOX           Director                       June 19, 1995
- ------------------------
B. A. HATTOX



                           Director
- ------------------------
M. H. LAM



                           Director
- ------------------------
J. H. MACDONALD



                           Director
- ------------------------
C. E. RITCHIE



/s/ T. P. TATHAM           Director                       June 19, 1995
- ------------------------
T. P. TATHAM

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                       Description                        Page No.
- -----------                       -----------                        --------

 5              Opinion of Durling & Durling re legality of
                Registrant's Common Stock

23.1            Consent of Durling & Durling (included in
                Exhibit 5)

23.2 Consent of Ernst & Young LLP, independent auditors

24 Power of Attorney (included as part of the signature page of this Registration
                Statement)